Exhibit 10.3

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                               EXTENSION AGREEMENT

BETWEEN:

      NOBLE METAL GROUP INCORPORATED, a British Columbia Corporation having its principal place of business at 801-409 Granville Street, Vancouver, British Columbia V6C lT2 (herein "Noble")

AND:

      NAPTAU GOLD CORPORATION, a Delaware Corporation, having its registered offices at 11th Floor, Rodney Square North, 11th and Market Streets, Wilmington, New Castle County, Delaware 19801 (herein "NAPTAU")

                               W I T N E S S E T H

WHEREAS, Noble and Maritime Transport & Technology Ltd., a New York Corporation, entered into an agreement on the 6th day of June, 1995 providing for the acquisition by Naptau of certain assets of Noble, consisting of Placer Mining Leases in the Cariboo Mining Division of British Columbia in the area of Likely, British Columbia, Canada, (the "Exchange Agreement"); and

WHEREAS, on the same date, Naptau entered into an agreement with Noble for the operation by Noble of the Placer Mining Leases on behalf of Naptau (the "Operating Agreement"); and

WHEREAS, under the terms of the Exchange Agreement and the Operating Agreement, Naptau is obligated to pay Noble USD$1,000,000 by September 3, 1995 for the entering into of the Operating Agreement, and is obligated to pay a further USD$1,000,000 by October 3, 1995 for the funding of the 1995 mining operations on the Placer Mining Leases; and

WHEREAS, Naptau is unable to pay the sums due and owing until such time as the company has been granted approval for its Registration Statement filed with the United States Security and Exchange Commission on August 9, 1995, and granted a listing on the NASDAQ Small Cap Market as soon as the listing requirements are met; and

WHEREAS, both Noble and Naptau wish to have fulfilled the obligations of the Exchange Agreement and Operating Agreement as soon as Naptau is in a position to complete;

IT IS NOW THEREFORE AGREED that in consideration of the payment of TEN DOLLARS ($10) by Naptau to Noble, the receipt of which is hereby acknowledged, and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
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1. Noble hereby grants to Naptau an extension of the time period in which to pay the sums due and owing under the Extension Agreement and the Operating Agreement until December 31, 1995.

2. Naptau agrees to pay the sums due and owing under the Extension Agreement and Operating Agreement as soon as the United States Security and Exchange Commission accepts the Registration Statement of Naptau, and the company as a consequence thereof is listed on the NASDAQ Small Cap Market.

3. This Agreement shall be construed in accordance with the laws of the Province of British Columbia, Canada.

IN WITNESS WHEREOF THE PARTIES HERETO, CORPORATE PARTIES HAVING BEEN DULY AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS AS OF THE 1ST DAY OF SEPTEMBER, 1995.

NOBLE METAL GROUP INCORPORATED


   ---------------------------               -----------------------------
BY: DOROTHY DENNIS, PRES.                 BY: WILLIAM C. JACKSON, DIRECTOR

NAPTAU GOLD CORPORATION


   ---------------------------
BY: EDWARD D. RENYK, PRES.